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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C.  20549

                        -------------------------------
                                   FORM  T-1

                            STATEMENT OF ELIGIBILITY
                    UNDER THE TRUST INDENTURE ACT OF 1939 OF
                   A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                        --------------------------------
              CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
                A TRUSTEE PURSUANT TO SECTION 305(b)(2)
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                        ---------------------------------
                                 CHEMICAL BANK
              (Exact name of trustee as specified in its charter)


New York                                                     13-4994650
(State of incorporation                                (I.R.S. employer
if not a national bank)                             identification No.)


270 Park Avenue
New York, New York                                                10017
(Address of principal executive offices)                     (Zip Code)


                               William H. McDavid
                                General Counsel
                                270 Park Avenue
                            New York, New York 10017
                              Tel:  (212) 270-2611
           (Name, address and telephone number of agent for service)

                  ---------------------------------------------
                       Rockwell International Corporation
              (Exact name of obligor as specified in its charter)



Delaware                                                     95-1054708
(State or other jurisdiction of                        (I.R.S. employer
incorporation or organization)                      identification No.)


2201 Seal Beach Boulevard
Seal Beach, CA                                               90740-8250
(Address of principal executive offices)                     (Zip Code)
                   --------------------------------------------

                                Debt Securities
                      (Title of the indenture securities)

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                                    GENERAL

Item 1.   General Information.

          Furnish the following information as to the trustee:

          (a) Name and address of each examining or supervising authority to which it is subject.

          New York State Banking Department, State House, Albany, New York
12110.

          Board of Governors of the Federal Reserve System, Washington, D.C., 20551 and Federal Reserve Bank of New York, District No. 2, 33 Liberty Street, New York, N.Y.

          Federal Deposit Insurance Corporation, Washington, D.C., 20429.

          (b) Whether it is authorized to exercise corporate trust powers.

              Yes.


Item 2.   Affiliations with the Obligor.

          If the obligor is an affiliate of the trustee, describe each such affiliation.

             None.

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     16.  List of Exhibits

        List below all exhibits filed as a part of this Statement of Eligibility.

        1. A copy of the Articles of Association of the Trustee as now in effect, including the Organization Certificate and the Certificates of Amendment dated February 17, 1969, August 31, 1977, December 31, 1980, September 9, 1982, February 28, 1985 and December 2, 1991 (see Exhibit 1 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference).

        2. A copy of the Certificate of Authority of the Trustee to Commence Business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference).

        3. None, authorization to exercise corporate trust powers being contained in the documents identified above as Exhibits 1 and 2.

        4. A copy of the existing By-Laws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with Registration Statement No. 33-84460, which is incorporated by reference).

        5.  Not applicable.

        6. The consent of the Trustee required by Section 321(b) of the Act (see Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference).

        7. A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

        8.  Not applicable.

        9.  Not applicable.



                                   SIGNATURE

        Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, Chemical Bank, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York, on the 16TH day of DECEMBER, 1994.


                                        CHEMICAL BANK



                                        By /s/ ANNE G. BRENNER
                                           ----------------------------------
                                               Anne G. Brenner
                                               Assistant Vice President



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                            Exhibit 7 to Form T-1

                               Bank Call Notice

                            RESERVE DISTRICT NO. 2
                     CONSOLIDATED REPORT OF CONDITION OF

                                Chemical Bank
                 of 270 Park Avenue, New York, New York 10017
                    and Foreign and Domestic Subsidiaries,
                   a member of the Federal Reserve System,

          at the close of business September 30, 1994, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

                                                                       Dollar Amounts
                                          ASSETS                        in Millions
Cash and balances due from depository institutions:
       Noninterest-bearing balances and
       currency and coin .................................               $   5,913
       Interest-bearing balances .........................                   5,078
Securities: ..............................................
Held to maturity securities ..............................                   6,544
Available for sale securities ............................                  14,264
Federal Funds sold and securities purchased under
       agreements to resell in domestic offices of the
       bank and of its Edge and Agreement subsidiaries,
       and in IBF's:
       Federal funds sold ................................                   1,811
       Securities purchased under agreements to resell ...                      20
Loans and lease financing receivables:
       Loans and leases, net of unearned income  $63,160
       Less: Allowance for loan and lease losses   2,015
       Less: Allocated transfer risk reserve ...     113
                                                 --------
       Loans and leases, net of unearned income,
       allowance, and reserve ............................                  61,032
Assets held in trading accounts ..........................                  25,972
Premises and fixed assets (including capitalized
       leases)............................................                   1,394
Other real estate owned ..................................                     496
Investments in unconsolidated subsidiaries and
       associated companies...............................                     141
Customer's liability to this bank on acceptance
       outstanding .......................................                   1,167
Intangible assets ........................................                     555
Other assets .............................................                   5,812
                                                                             -----
TOTAL ASSETS .............................................                $130,199
                                                                          ---------
                                                                          ---------




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                                  LIABILITIES


Deposits
    In domestic offices ................................                   $45,811
    Noninterest-bearing .........................$15,174
    Interest-bearing ............................ 30,637
                                                  ------
    In foreign offices, Edge and Agreement subsidiaries,
    and IBF's ..........................................                    28,701
    Noninterest-bearing .........................$   154
    Interest-bearing ............................ 28,547
                                                  ------

Federal funds purchased and securities sold under agree-
ments to repurchase in domestic offices of the bank and
    of its Edge and Agreement subsidiaries, and in IBF's
    Federal funds purchased ............................                    10,457
    Securities sold under agreements to repurchase .....                     1,187
Demand notes issued to the U.S. Treasury ..............                      1,538
Trading liabilities ...................................                     17,298
Other Borrowed money:
    With original maturity of one year or less ........                      6,647
    with original maturity of more than one year ......                      1,035
Mortgage indebtedness and obligations under capitalized
    leases .............................................                        24
Bank's liability on acceptances executed and
    outstanding .......................................                      1,175
Subordinated notes and debentures .....................                      3,500
Other liabilities .....................................                      5,332

TOTAL LIABILITIES .....................................                    122,705
                                                                           -------

                                  EQUITY CAPITAL

Common stock ..........................................                        620
Surplus ...............................................                      4,501
Undivided profits and capital reserves ................                      2,665
Net unrealized holding gains (Losses) on available-for-
sale securities .......................................                       (290)
Cumulative foreign currency translation adjustments ...                         (2)

TOTAL EQUITY CAPITAL ..................................                      7,494

TOTAL LIABILITIES, LIMITED-LIFE PREFERRED
    STOCK AND EQUITY CAPITAL ..........................                   $130,199
                                                                        ----------
                                                                        ----------

I, Joseph L. Sclafani, S.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

                                     JOSEPH L. SCLAFANI

We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in confor-mance with the instructions and is true and correct.


                            WALTER V. SHIPLEY       )
                            EDWARD D. MILLER        )DIRECTORS
                            WILLIAM B. HARRISON     )



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